For further information:
Dennis Klaeser, CFO
PrivateBancorp, Inc.
312-683-7100
For Immediate Release

PrivateBancorp Reports Record Earnings Per Share of $0.34,
an increase of 26 percent over the prior year third quarter

Chicago, IL, October 18, 2004--- PrivateBancorp, Inc. (NASDAQ: PVTB) today reported earnings of $0.34 per diluted share for the third quarter of 2004, an increase of 26 percent compared to third quarter 2003 earnings per diluted share of $0.27. Net income for the third quarter was $7.1 million, an increase of 38 percent over third quarter 2003 net income of $5.1 million. Net income for the nine months ended September 30, 2004 was $19.5 million, or $0.94 per diluted share, compared to net income of $13.3 million, or $0.77 per diluted share for the nine months ended September 30, 2003. All per share amounts have been adjusted to reflect the two-for-one stock split that occurred on May 31, 2004.
"Substantial growth in loans, core deposits and our wealth management business contributed to our record performance. Overall, loans have increased by 30 percent since last year's third quarter and the growth was strongest for commercial and industrial loans, which grew 39 percent year over year. Core deposit growth, which represents total deposits less brokered deposits, exceeded loan growth, with core deposits increasing 42 percent over the past four quarters. Our wealth management business also showed strong year over year growth with revenue growing 24 percent and assets under management growing 23 percent," said Ralph B. Mandell, Chairman, President and CEO.
Net interest income totaled $18.5 million in the third quarter of 2004, an increase of 25 percent over third quarter 2003 net interest income of $14.8 million, primarily due to growth in average earning assets. Net interest margin (on a tax equivalent basis) was 3.58 percent in the third quarter 2004, down from 3.64 percent in the prior year third quarter and up from 3.51 percent in the second quarter of 2004. On a quarter linked basis, yields on earning assets increased by 19 basis points offset by an increase in our cost of funds of 10 basis points. The increase in earning asset yields was primarily due to the increases in the prime interest rate during the third quarter. Approximately two-thirds of the loan portfolio floats with prime or is indexed to other short-term interest rates. The increase in cost of funds was primarily due to increases in money market deposit yields, some of which are tied to prime, as well as higher rates on short-term borrowings and Federal Home Loan Bank advances.

1

At the end of the third quarter, the Company had a total investment of $207.0 million in Federal Home Loan Bank of Chicago (FHLBC) common stock, and the annualized yield on this investment was 6.0 percent for the third quarter, as it was in the second quarter of 2004. This 6.0 percent rate is a decrease from the 6.5 percent rate paid in the first quarter of 2004. The FHLBC is scheduled to announce tomorrow (October 19th), the dividend that will be paid in the fourth quarter of 2004. During the quarter, management met with new FHLBC CEO J. Mikesell (“Mike”) Thomas, who has been a respected banker in the Chicago financial services community for many years. The Company closely monitors the FHLBC, continues to believe the FHLBC stock is a prudent investment and has no current plans to substantially reduce the size of this investment.
    The provision for loan losses was $851,000 for the third quarter of 2004, compared to $1.1 million in the prior year third quarter and $724,000 in the second quarter of 2004. Net charge-offs totaled $404,000 in the quarter ended September 30, 2004 versus net charge-offs of $246,000 in the prior year quarter and net recoveries of $51,000 in the second quarter of 2004. At September 30, 2004, nonperforming loans as a percentage of total loans were 0.17 percent, unchanged from the prior year quarter and an increase from 0.06 percent at June 30, 2004. Non-performing loans increased to $2.4 million at September 30, 2004 compared to $795,000 at June 30, 2004, and non-accrual loans increased to $796,000 from $151,000 in the second quarter. The increase in non-performing and non-accrual loans was due primarily to a single-family residential real estate credit. Despite the increase in non-accrual and non-performing loans, overall asset quality remains very high. Additionally, asset quality trends continue to be positive as measured by watch list loans, which decreased from the second quarter 2004 and are lower year over year. As a result, the Company’s allowance for loan losses as a percentage of total loans decreased to 1.21 percent as of September 30, 2004, from 1.23 percent at June 30, 2004 and at December 31, 2003.
    Non-interest income was $4.0 million in the third quarter 2004, reflecting a decrease of approximately $49,000 from the third quarter 2003. The combined impact of $1.3 million of securities gains and a $1.1 million loss from the fair market value adjustments on an interest rate swap during the third quarter of 2004 resulted in a $141,000 contribution to non-interest income. In the third quarter 2003, securities losses of $333,000 combined with $765,000 of gains on the interest rate swap resulted in $432,000 of non-interest income.
Wealth management, mortgage banking and other income increased by $242,000, or 7 percent, from prior year quarter and $427,000, or 12 percent, over the second quarter 2004. The growth in non-interest income as compared to the prior year quarter was primarily driven by growth in wealth management fee income, which grew $407,000, or 24 percent, to $2.1 million compared to $1.7 million for the third quarter 2003 and was flat with second quarter 2004. Wealth management assets under management increased 23 percent to $1.62 billion at September 30, 2004 compared to $1.32 billion at September 30, 2003 and $1.59 billion at June 30, 2004.

2

Residential mortgage fee income was $776,000 for the third quarter of 2004, down $428,000 from $1.2 million in the third quarter 2003 and relatively unchanged from $782,000 in the second quarter 2004. During the third quarter 2004, income on bank-owned life insurance (BOLI) increased by $227,000 to $352,000 from $125,000 in the second quarter of 2004 due to an additional purchase of BOLI of $22.0 million which was funded during the third quarter 2004.
Non-interest expense increased 12 percent to $11.9 million in the third quarter of 2004 from $10.6 million in the prior year quarter and increased 6 percent from $11.2 million in second quarter 2004. The increase in non-interest expense from the second quarter 2004 reflects the continued growth of the organization. Full-time equivalent employees at quarter’s end increased to 253 from 206 at September 30, 2003 and from 252 at June 30, 2004. At September 30, 2004, the Company had 72 managing directors compared to 63 at December 31, 2003 and up from 71 managing directors at June 30, 2004. The efficiency ratio was 50 percent in the third quarter of 2004 compared to 54 percent in the prior year quarter and 51 percent in the second quarter of 2004.
Total assets were $2.4 billion at September 30, 2004 compared to $1.9 billion at September 30, 2003, an increase of 27 percent. Asset growth was driven primarily by loan growth, which increased 30 percent year over year to $1.5 billion at September 30, 2004. Loans outstanding as of September 30, 2004 increased by 5 percent from June 30, 2004.
 Deposits increased by 23 percent to $1.8 billion during the third quarter 2004 as compared to $1.5 billion at September 30, 2003 and up 8 percent from $1.7 billion as of June 30, 2004. Brokered deposits were $356.4 million at September 30, 2004, a decrease of 22 percent, or $97.9 million, from $454.3 million at September 30, 2003 and a decrease of 14 percent, or $57.4 million, from $413.8 million at June 30, 2004. Funds borrowed, including FHLB advances, increased to $301.6 million at September 30, 2004 from $164.5 million in the prior year quarter and down from $306.4 million at the end of the second quarter 2004.
    PrivateBancorp, Inc. was organized in 1989 to provide highly personalized financial services primarily to affluent individuals, professionals, owners of closely held businesses and commercial real estate investors. The Company operates two banking subsidiaries, The PrivateBank and Trust Company and The PrivateBank - St. Louis, and a mortgage company, The PrivateBank Mortgage Company. The PrivateBank and Trust Company subsidiary has a controlling interest in a Chicago-based investment advisor, Lodestar Investment Counsel, LLC. The Company, which had assets of $2.4 billion at September 30, 2004, currently has banking offices in Chicago, Wilmette, Oak Brook, St. Charles, Lake Forest, Winnetka, and Geneva, Illinois, and in St. Louis, Missouri. In April 2004 the Company announced plans to open two new offices -- one on Chicago’s Gold Coast in the historic Palmolive Building at the corner of North Michigan Avenue and Walton Place and one in downtown Milwaukee to be known as The PrivateBank - Wisconsin.

3

Additional information can be found in the Investor Relations section of PrivateBancorp, Inc.'s website at www.privatebancorp.com.

Forward-Looking Statements: Statements contained in this news release that are not historical facts may constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations and future prospects of the Company include, but are not limited to, fluctuations in market rates of interest and loan and deposit pricing, greater than anticipated deterioration in asset quality due to a prolonged economic downturn in the greater Chicago and St. Louis metropolitan areas, legislative or regulatory changes, adverse developments in the Company’s loan or investment portfolios, changes in the current redemption practices of the FHLBC relating to its stock, unexpected difficulties in integrating or operating the mortgage banking business, unanticipated construction or other delays relating to our new offices to be located in the Palmolive Building and in Milwaukee, Wisconsin, competition and the possible dilutive effect of potential acquisitions, expansion or future capital raises. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company assumes no obligation to update publicly any of these statements in light of future events.

Editor’s Note: Financial highlights attached.

4

Consolidated Statements of Income
(dollars in thousands except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2004	2003	2004	2003
	unaudited	unaudited	unaudited	unaudited
Interest Income
Interest and fees on loans	$20,315	$15,830	$56,697	$46,205
Interest on investment securities	8,436	6,333	24,185	16,860
Interest on short-term investments	18	6	28	62
Total Interest Income	28,769	22,169	80,910	63,127

Interest Expense
Interest on deposits	8,227	5,855	21,475	17,772
Interest on borrowings	1,572	1,016	4,610	3,532
Interest on long-term debt - trust preferred securities	485	485	1,455	1,455
Total Interest Expense	10,284	7,356	27,540	22,759

Net Interest Income	18,485	14,813	53,370	40,368
Provision for loan losses	851	1,092	2,901	2,778
Net Interest Income After Provision	17,634	13,721	50,469	37,590

Non Interest Income
Wealth management, mortgage banking and other income	3,899	3,657	10,351	9,539
Net securities gains (losses)	1,259	(333)	1,091	1,922
(Losses) gains on interest rate swap	(1,118)	765	(859)	(519)
Total Non Interest Income	4,040	4,089	10,583	10,942

Non Interest Expense
Salaries and benefits	6,811	5,338	18,903	15,186
Occupancy expense	1,394	1,403	4,104	4,092
Professional fees	1,407	1,130	3,972	3,483
Marketing	628	855	1,825	1,850
Data processing	520	376	1,480	1,137
Amortization of intangibles	42	42	126	126
Insurance	221	186	642	499
Other operating expenses	860	1,273	2,590	3,405
Total Non Interest Expense	11,883	10,603	33,642	29,778

Minority interest expense	74	59	206	141
Income Before Income Taxes	9,717	7,148	27,204	18,613
Income tax expense	2,654	2,018	7,735	5,267
Net Income	$7,063	$5,130	$19,469	$13,346

Weighted Average Shares O/S	19,921,465	18,018,468	19,684,867	16,183,509
Diluted Average Shares O/S	20,947,078	19,149,604	20,660,588	17,227,297

Earnings Per Share
Basic	$ 0.35	$ 0.28	$ 0.99	$ 0.82
Diluted	$ 0.34	$ 0.27	$ 0.94	$ 0.77

Note 1: Certain reclassifications have been made to prior period statements to place them on a basis comparable with the current period financial statements.
Note 2: All previously reported share and per share data has been restated to reflect the 2-for-1 stock split, effected in the form of a stock dividend, which occurred on May 31, 2004

5

Consolidated Balance Sheets
(dollars in thousands except per share data)

	09/30/04	12/31/03	09/30/03
	unaudited	audited	unaudited
Assets
Cash and due from banks	$44,814	$49,115	$33,551
Short-term investments	11,004	985	1,999
Investment securities: available-for-sale	759,328	669,262	647,433
Loans held for sale	8,014	4,420	5,554

Loans	1,471,083	1,224,657	1,131,706
Allowance for loan losses	(17,751)	(15,100)	(13,865)
Net loans	1,453,332	1,209,557	1,117,841

Premises and equipment, net	6,013	6,233	6,334
Goodwill	20,547	19,242	19,242
Other assets	49,314	26,109	25,149
Total Assets	$2,352,366	$1,984,923	$1,857,103

Liabilities
Non-interest bearing deposits	$170,315	$135,110	$125,505
Interest bearing deposits	1,638,217	1,412,249	1,350,542
Total deposits	1,808,532	1,547,359	1,476,047

Funds borrowed	301,558	219,563	164,491
Long-term debt - trust preferred securities	20,000	20,000	20,000
Other liabilities	35,241	31,045	35,460
Total Liabilities	2,165,331	1,817,967	1,695,998

Stockholders' Equity
Common stock and additional paid-in-capital less treasury stock	117,653	113,650	113,512
Retained earnings	64,136	46,193	40,114
Accumulated other comprehensive income	9,842	9,909	10,420
Deferred compensation	(4,596)	(2,796)	(2,941)
Total Stockholders' Equity	187,035	166,956	161,105

Total Liabilities and
Stockholders' Equity	$2,352,366	$1,984,923	$1,857,103

Book Value Per Share	$9.19	$8.47	$8.19

Note 1: Certain reclassifications have been made to prior period statements to place them on a basis comparable with the current period financial statements.

Note 2: All previously reported share and per share data has been restated to reflect the 2-for-1 stock split, effected in the form of a stock dividend, which occurred on May 31, 2004

6

Key Financial Data
Unaudited
(dollars in thousands except per share data)

	3Q04	2Q04	1Q04	4Q03	3Q03
Key Statistics
Net income	$7,063	$6,456	$5,950	$5,723	$5,130
Basic earnings per share	$0.35	$0.33	$0.31	$0.30	$0.28
Diluted earnings per share	$0.34	$0.31	$0.29	$0.28	$0.27

Return on average total assets	1.23%	1.20%	1.17%	1.19%	1.15%
Return on average total equity	15.29%	14.86%	13.87%	14.03%	14.57%
Dividend payout ratio	8.63%	9.42%	10.03%	6.89%	7.67%
Fee revenue as a percent of total revenue (1)	17.41%	16.69%	14.51%	14.69%	19.80%

Non-interest income to average assets	0.71%	0.67%	0.57%	0.63%	0.92%
Non-interest expense to average assets	2.08%	2.08%	2.08%	2.16%	2.38%
Net overhead ratio (2)	1.37%	1.41%	1.51%	1.53%	1.46%
Efficiency ratio (3)	50.0%	50.8%	49.1%	50.1%	53.9%

Net interest margin (4)	3.58%	3.51%	3.80%	3.82%	3.64%
Yield on average earning assets	5.46%	5.27%	5.46%	5.48%	5.37%
Cost of average interest-bearing liabilities	2.13%	2.03%	1.89%	1.88%	1.94%
Net interest spread (5)	3.33%	3.24%	3.57%	3.60%	3.43%
Tax equivalent adjustment to net interest income (6)	$1,224	$1,100	$1,017	$925	$772

(1) Represents wealth management, mortgage banking and other income as a percentage of the sum of net interest income and wealth management, mortgage banking and other income.
(2) Non-interest expense less non-interest income divided by average total assets.
(3) Non-interest expense divided by the sum of net interest income, on a tax equivalent basis, plus non-interest income.
(4) Net interest income, on a tax equivalent basis, divided by average interest-earning assets.
(5) Yield on average interest-earning assets less rate on average interest-bearing liabilities.
(6) The company adjusts GAAP reported net interest income by the tax equivalent adjustment amount to account for the tax attributes on federally tax exempt municipal securities. For GAAP purposes, tax benefits associated with federally tax exempt municipal securities are recorded as a benefit in income tax expense. The following table reconciles reported net interest income to net interest income on a tax equivalent basis for the periods presented:

	Reconciliation of net interest income to net interest income on a tax equivalent basis
	3Q04	2Q04	1Q04	4Q03	3Q03
Net interest income	$18,485	$17,334	$17,551	$16,772	$14,813
Tax equivalent adjustment to net interest income	1,224	1,100	1,017	925	772
Net interest income, tax equivalent basis	$19,709	$18,434	$18,568	$17,697	$15,585

Note: All previously reported share and per share data has been restated to reflect the 2-for-1 stock split, effected in the form of a stock dividend, which occurred on May 31, 2004

7

Key Financial Data
Unaudited
(dollars in thousands except per share data)

	3Q04		2Q04		1Q04		4Q03		3Q03
Balance Sheet Ratios
Loans to Deposits (period end)	81.34%		84.12%		82.86%		79.14%		76.67%

Average interest-earning assets to average interest-bearing liabilities	114.0		114.9		113.5		113.9		112.4

Per Share Data
Dividends	$0.03		$0.03		$0.03		$0.02		$0.02
Book value (period end)	$9.19		$8.54		$8.72		$8.47		$8.19
Tangible book value (period end) (1)	$8.07		$7.41		$7.64		$7.38		$7.09

Share Price Data (period end)
Closing Price	$26.96		$27.48		$25.80		$22.65		$16.56
Diluted earnings multiple (2)	19.99	x	22.10	x	22.53	x	20.53	x	15.58	x
Book value multiple	2.93	x	3.22	x	2.96	x	2.67	x	2.02	x

Common Stock Information
Outstanding shares at end of period	20,346,303		20,344,073		19,954,848		19,707,328		19,680,068

Number of shares used to compute:
Basic earnings per share	19,921,465		19,706,993		19,461,134		19,321,310		18,018,468
Diluted earnings per share	20,947,078		20,708,906		20,614,694		20,581,020		19,149,604

Capital Ratios (period end) (3):
Total equity to total assets	7.95%		7.90%		8.14%		8.41%		8.68%
Total risk-based capital ratio	11.59%		12.14%		12.14%		12.71%		12.88%
Tier-1 risk-based capital ratio	10.52%		11.00%		11.01%		11.59%		11.79%
Leverage ratio	7.74%		7.82%		8.03%		8.25%		8.52%

(1) Tangible book value is total capital less goodwill and other intangibles divided by outstanding shares at end of period.
(2) Period end closing stock price divided by annualized quarterly earnings for the quarter then ended.
(3) Capital ratios for the most recent period presented in the press release are based on preliminary data.
Note: All previously reported share and per share data has been restated to reflect the 2-for-1 stock split, effected in the form of a stock dividend, which occurred on May 31, 2004

8

Key Financial Data
Unaudited
(dollars in thousands)

	3Q04	2Q04	1Q04	4Q03	3Q03
Summary Income Statement
Interest Income
Interest and fees on loans	$20,315	$18,702	$17,680	$16,588	$15,830
Interest on investment securities	8,436	7,820	7,929	7,773	6,333
Interest on short-term investments	18	4	6	6	6
Total Interest Income	28,769	26,526	25,615	24,367	22,169

Interest Expense	10,284	9,192	8,064	7,595	7,356

Net Interest Income	18,485	17,334	17,551	16,772	14,813
Provision for loan losses	851	724	1,326	1,595	1,092
Net Interest Income after Provision for Loan Losses	17,634	16,610	16,225	15,177	13,721

Non Interest Income
Wealth management, mortgage banking and other income	3,899	3,472	2,980	2,889	3,657
Net securities gains (losses)	1,259	(1,166)	998	(163)	(333)
(Losses) gains on interest rate swap	(1,118)	1,325	(1,066)	280	765
Total Non Interest Income	4,040	3,631	2,912	3,006	4,089

Non Interest Expense
Salaries and benefits	6,811	6,057	6,035	5,670	5,338
Occupancy expense	1,394	1,350	1,360	1,472	1,403
Professional fees	1,407	1,451	1,114	1,189	1,130
Marketing	628	703	495	678	855
Data processing	520	513	446	391	376
Insurance	221	207	215	200	186
Amortization of intangibles	42	42	42	42	42
Other operating expenses	860	897	832	724	1,273
Total Non Interest Expense	11,883	11,220	10,539	10,366	10,603

Minority interest expense	74	65	67	52	59
Income Before Income Taxes	9,717	8,956	8,531	7,765	7,148
Income tax expense	2,654	2,500	2,581	2,042	2,018
Net income	$7,063	$6,456	$5,950	$5,723	$5,130

9

Key Financial Data
Unaudited
(dollars in thousands)

	3Q04	2Q04	1Q04	4Q03	3Q03
Credit Quality
Key Ratios
Net charge-offs (recoveries) to average loans	0.11%	-0.01%	-0.03%	0.12%	0.09%
Total non-performing loans to total loans	0.17%	0.06%	0.06%	0.09%	0.17%
Total non-performing assets to total assets	0.10%	0.04%	0.04%	0.06%	0.10%
Nonaccrual loans to:
total loans	0.05%	0.01%	0.01%	0.00%	0.05%
total assets	0.03%	0.01%	0.01%	0.00%	0.03%
Allowance for loan losses to:
total loans	1.21%	1.23%	1.23%	1.23%	1.23%
non-performing loans	729%	2175%	1954%	1343%	676%
nonaccrual loans	2228%	11422%	12626%	41369%	2681%

Non-performing assets:
Loans delinquent over 90 days	$1,638	$644	$715	$1,088	$1,401
Nonaccrual loans	797	151	131	36	517
Total non-performing assets	$2,435	$795	$846	$1,124	$1,918

Net loan charge-offs (recoveries):
Loans charged off	$831	$0	$5	$367	$335
(Recoveries)	(427)	(51)	(108)	(7)	(89)
Net charge-offs (recoveries)	$404	($51)	($103)	$360	$246

Provision for loan losses	$851	$724	$1,326	$1,595	$1,092

Allowance for Loan Losses Summary
Balance at beginning of period	$17,304	$16,529	$15,100	$13,865	$13,019
Provision	851	724	1,326	1,595	1,092
Net charge-offs (recoveries)	404	(51)	(103)	360	246
Balance at end of period	$17,751	$17,304	$16,529	$15,100	$13,865

Net loan charge-offs (recoveries):
Commercial real estate	-	-	-	-	-
Residential real estate	-	-	-	-	-
Commercial	($314)	($49)	($105)	$312	$327
Personal	718	(2)	2	48	(81)
Home equity	-	-	-	-	-
Construction	-	-	-	-	-
Total net loan charge-offs (recoveries)	$404	($51)	($103)	$360	$246

10

Balance Sheets
(dollars in thousands)

	unaudited	unaudited	unaudited	audited	unaudited
	09/30/04	06/30/04	03/31/04	12/31/03	09/30/03
Assets
Cash and due from banks	$44,814	$22,414	$60,047	$49,115	$33,551
Short-term investments	11,004	1,779	1,224	985	1,999
Investment securities: available-for-sale	759,328	722,582	692,678	669,262	647,433
Loans held for sale	8,014	6,419	4,133	4,420	5,554
Loans	1,471,083	1,407,586	1,344,706	1,224,657	1,131,706
Less: Allowance for loan losses	(17,751)	(17,304)	(16,529)	(15,100)	(13,865)
Net loans	1,453,332	1,390,282	1,328,177	1,209,557	1,117,841
Premises and equipment, net	6,013	5,711	5,924	6,233	6,334
Goodwill	20,547	20,547	19,242	19,242	19,242
Other assets	49,314	29,436	27,669	26,109	25,149
Total Assets	$2,352,366	$2,199,170	$2,139,094	$1,984,923	$1,857,103

Liabilities and Stockholders' Equity
Non-interest bearing deposits	$170,315	$163,543	$153,197	$135,110	$125,505
Interest bearing demand deposits	89,538	89,810	79,453	85,083	71,958
Savings and money market deposits	864,794	683,205	646,838	562,234	484,662
Time deposits	683,885	736,846	743,411	764,932	793,922
Total deposits	1,808,532	1,673,404	1,622,899	1,547,359	1,476,047
Funds borrowed	301,558	306,447	297,537	219,563	164,491
Long-term debt - Trust Preferred Securities	20,000	20,000	20,000	20,000	20,000
Other liabilities	35,241	25,650	24,617	31,045	35,460
Total liabilities	2,165,331	2,025,501	1,965,053	1,817,967	1,695,998
Stockholders' equity	187,035	173,669	174,041	166,956	161,105
Total Liabilities and Stockholders' Equity	$2,352,366	$2,199,170	$2,139,094	$1,984,923	$1,857,103

11

Average Quarterly Balance Sheets
(unaudited, dollars in thousands)

	09/30/04	06/30/04	03/31/04	12/31/03	09/30/03
Assets
Cash and due from banks	$26,706	$31,788	$35,533	$33,812	$36,424
Short-term investments	3,949	1,944	1,648	1,597	1,480
Investment securities: available-for-sale	744,446	713,099	690,826	652,463	589,624
Loans held for sale	4,704	10,335	3,640	4,481	11,228
Loans	1,432,003	1,370,030	1,263,047	1,175,718	1,091,982
Less: Allowance for loan losses	(17,781)	(16,838)	(15,544)	(14,332)	(13,358)
Net loans	1,414,222	1,353,192	1,247,503	1,161,386	1,078,624
Premises and equipment, net	5,788	5,854	6,153	6,332	6,376
Goodwill	20,547	19,242	21,338	19,233	19,275
Other assets	51,115	28,874	25,179	25,079	27,774
Total Assets	$2,271,477	$2,164,328	$2,031,820	$1,904,383	$1,770,805

Liabilities and Stockholders' Equity
Non-interest bearing deposits	$157,312	$152,817	$127,635	$122,372	$111,010
Interest bearing demand deposits	89,754	88,982	84,975	82,293	76,223
Savings and money market deposits	780,746	660,324	580,663	541,432	478,659
Time deposits	719,528	724,794	717,282	772,564	755,081
Total deposits	1,747,340	1,626,917	1,510,555	1,518,661	1,420,973
Funds borrowed	293,942	320,766	305,930	183,290	169,088
Long-term debt - Trust Preferred Securities	20,000	20,000	20,000	20,000	20,000
Other liabilities	26,901	22,469	23,301	20,619	21,093
Total liabilities	2,088,183	1,990,152	1,859,786	1,742,570	1,631,154
Stockholders' equity	183,294	174,176	172,034	161,813	139,651
Total Liabilities and Stockholders' Equity	$2,271,477	$2,164,328	$2,031,820	$1,904,383	$1,770,805

12

Average Year-To-Date Balance Sheets
(unaudited, dollars in thousands)

	09/30/04	06/30/04	03/31/04	12/31/03	09/30/03
Assets
Cash and due from banks	$31,557	$33,630	$35,533	$36,548	$37,598
Short-term investments	2,468	1,797	1,648	6,348	7,696
Investment securities: available-for-sale	727,466	701,963	690,826	569,718	541,833
Loans held for sale	5,350	8,842	3,640	9,359	11,003
Loans	1,365,261	1,314,683	1,263,047	1,075,344	1,041,520
Less: Allowance for loan losses	(16,844)	(16,191)	(15,544)	(13,109)	(12,697)
Net loans	1,348,417	1,298,492	1,247,503	1,062,235	1,028,823
Premises and equipment, net	5,895	6,008	6,153	6,478	6,527
Goodwill	20,917	20,290	21,338	19,353	19,416
Other assets	35,278	25,929	25,179	24,531	26,482
Total Assets	$2,177,348	$2,096,951	$2,031,820	$1,734,570	$1,679,378

Liabilities and Stockholders' Equity
Non-interest bearing deposits	$147,818	$140,188	$127,635	$103,073	$96,246
Interest bearing demand deposits	87,906	86,978	84,975	74,926	72,444
Savings and money market deposits	683,121	620,493	580,663	496,607	480,717
Time deposits	734,053	721,038	717,282	722,990	706,285
Total deposits	1,652,898	1,568,697	1,510,555	1,397,596	1,355,692
Funds borrowed	302,291	313,348	305,930	175,451	172,862
Long-term debt - Trust Preferred Securities	20,000	20,000	20,000	20,000	20,000
Other liabilities	24,646	21,459	23,301	17,924	19,016
Total liabilities	1,999,835	1,923,504	1,859,786	1,610,971	1,567,570
Stockholders' equity	177,513	173,447	172,034	123,599	111,808
Total Liabilities and Stockholders' Equity	$2,177,348	$2,096,951	$2,031,820	$1,734,570	$1,679,378

13